UNANIMOUS WRITTEN CONSENT

OF
THE BOARD OF DIRECTORS

OF

CALIFORNIA FIRST NATIONAL BANCORP

a California corporation

Pursuant to Section 307(b) of the California Corporations Code (the “Code”), the undersigned Board of Directors (the “Board”) of California First National Bancorp, a California corporation (the “Corporation”), hereby approve the following resolutions and consent to their adoption without a meeting, as though said resolutions were adopted at a duly convened meeting of the Board:

Approval of Short-Form Merger

WHEREAS, the Board deems it advisable and in the best interest of the Corporation and its shareholders that California First Leasing Corporation, a California corporation and wholly-owned subsidiary of the Corporation (“CFLC”) merge with and into the Corporation (the “Merger”) with the Corporation being the surviving corporation (the “Surviving Corporation”) pursuant to the provisions of Section 1110 of the Code; and

WHEREAS, the Board deems it advisable and in the best interest of the Corporation and its shareholders that the Board adopt and approve that certain Certificate of Ownership (the “Certificate of Ownership”) in the form attached hereto as Exhibit A, pursuant to which, among other things, (i) CFLC will merge with and into the Corporation, (ii) the separate existence of CFLC will cease, (iii) the Corporation will continue its existence as the Surviving Corporation, (iv) the Corporation will succeed to all of the debts, liabilities and obligations of CFLC in the same manner as if the Corporation had itself incurred them; and (v) the Corporation will change its name to “California First Leasing Corporation.”

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge CFLC, its wholly-owned subsidiary corporation, into itself and assume all its debts, liabilities and obligations pursuant to Section 1110 of the Code.

RESOLVED FURTHER, that the articles of incorporation of this Corporation, as amended and in effect immediately prior to the effective time of the merger shall be the articles of incorporation of the Surviving Corporation, except that Article One thereof shall be amended to read in its entirety as follows:

            “ONE.             The name of the corporation is CALIFORNIA FIRST LEASING CORPORATION.”

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RESOLVED FURTHER, that the Certificate of Ownership in the form attached hereto as Exhibit A, is hereby adopted and approved.

RESOLVED FURTHER, that the Merger shall become effective upon the filing of the Certificate of Ownership with the California Secretary of State (the “Effective Date”), and that upon the Effective Date, the Corporation will become the Surviving Corporation and continue its existence under California law and the separate existence of CFLC shall thereupon cease.

Amendments to Benefit Plans

WHEREAS, the Corporation maintains and sponsors various employee benefit plans for the benefit of its eligible employees and the eligible employees of CFLC (the “Benefit Plans”);

WHEREAS, as a result of and following the Merger, the eligible employees of CFLC that are participating in the Benefit Plans shall continue their participation in such plans pursuant to the terms of the governing plan documents of the Benefit Plans as eligible employees of the Corporation; and

WHEREAS, in connection with the Merger the Board deems it advisable and in the best interest of the Corporation to amend the Benefit Plans to reflect the name change of the Corporation as the plan sponsor and plan administrator, as appropriate, and to revise and update any other terms of the plan documents as necessary to conform to the impact that the Merger has or will have on such Benefit Plans (collectively, hereinafter referred to as, the “Plan Amendments”), to be effective as soon as administratively practicable following the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes and approves the Plan Amendments, to be effective as soon as administratively practicable following the Effective Date.

RESOLVED FURTHER, that the Corporation’s officers are empowered to prepare and execute the Plan Amendments as are necessary to the Benefit Plans.

Renaming of Stock Option Plan

WHEREAS, the Corporation maintains The 1995 Equity Participation Plan of California First National Bancorp (the “Option Plan”) and will continue to maintain such Option Plan subsequent to the Merger; and

WHEREAS, in connection with the name change of the Corporation, the Board pursuant to its rights and duties in Section 8.2 of the Option Plan, deems it advisable and in the best interest of the Corporation to amend the Option Plan and any corresponding Option Plan documents to reflect the name change of the Corporation, as appropriate, to be effective as soon as administratively practicable following the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes and approves that the Option Plan is renamed “The California First Leasing 1995 Equity Participation Plan” and any corresponding Option Plan documents are similarly amended, as appropriate, to be effective as soon as administratively practicable following the Effective Date.

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General Authorizing Resolutions

RESOLVED FURTHER, that any and all actions whether previously or subsequently taken by the Corporation’s officers and directors which are consistent with and in furtherance of the intent and purposes of the foregoing resolutions and the consummation of the transaction contemplated therein, shall be and the same hereby are, in all respects, ratified, approved and confirmed.

            RESOLVED FURTHER, that the Corporation’s officers and such persons appointed to act on their behalf pursuant to the foregoing resolutions are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates, agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they deem necessary, appropriate or in furtherance of the intent and purposes of each of the foregoing resolutions and the transactions contemplated therein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of California First National Bancorp, a California corporation, effective the date last written below.  This Written Consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument.

Date: February 16,, 2021	_/s/ Patrick E. Paddon __ Patrick E. Paddon
Date: February 16 , 2021	_/s/ Glen T. Tsuma_____________ Glen T. Tsuma
Date: February 16, 2021	_/s/ Michael H. Lowry_________ Michael H. Lowry
Date: February 16, 2021	_/s/ Harris Ravine______________ Harris Ravine
Date: February 16 , 2021	_/s/ Danilo Cacciamatta__________ Danilo Cacciamatta
Date: February 16, 2021	_/s/ Robert W. Kelley____________ Robert W. Kelley

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EXHIBIT A

CERTIFICATE OF OWNERSHIP

Patrick E. Paddon and Glen T. Tsuma certify that:

1.                  They are the president and secretary, respectively, of California First National Bancorp, a California corporation.

2.                  This corporation owns 100% of the outstanding shares of California First Leasing Corporation, a California corporation.

3.                  The board of directors of this corporation duly adopted the following resolutions:

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge California First Leasing Corporation, its wholly-owned subsidiary corporation, into itself and assume all its debts, liabilities and obligations pursuant to Section 1110 of the California Corporations Code.

RESOLVED FURTHER, that the articles of incorporation of this corporation, as amended and in effect immediately prior to the effective time of the merger shall be the articles of incorporation of the surviving corporation, except that Article One thereof shall be amended to read in its entirety as follows:

            “ONE.             The name of the corporation is CALIFORNIA FIRST LEASING CORPORATION.”

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:     2/16/2021

/s/ Patrick E. Paddon

Patrick E. Paddon, President

/s/ Glen T. Tsuma

Glen T. Tsuma, Secretary

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